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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                November 5, 2002
                Date of Report: (Date of earliest event reported)


                         Commission File Number: 0-19024

                            -------------------------

                                 FRONTSTEP, INC.
             (Exact name of registrant as specified in its charter)


             OHIO                                             31-1083175
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                          Identification Number)

              2800 CORPORATE EXCHANGE DRIVE
                     COLUMBUS, OHIO                             43231
        (Address of principal executive offices)              (Zip Code)


                                 (614) 523-7000
              (Registrant's telephone number, including area code)




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ITEM 5. OTHER EVENTS.

         Frontstep, Inc. (the "Company" or "Frontstep") is restating its financial results and certain of its balance sheet accounts to reflect a change in accounting for a specific portion of its annual revenues for each of its fiscal years ended June 30, through June 30, 2002. This restatement will not have a material effect on our reported results for any of our recent fiscal years.

         We have a reseller's agreement with Progress Software Corporation ("Progress") under which we sell the Progress database and toolset for use with certain of our software products. In October 2002, we concluded that, under the reseller's agreement, our reported revenues relating to the initial sale to our customers and renewals by our customers of Progress product support ("Progress Support Revenues") primarily have the characteristics of and should be accounted for as post-contract customer support in accordance with AICPA Statement of Position 97-2 "Software Revenue Recognition."

         We have accounted for these revenues as license fees and recognized both the revenues and related royalty costs due to Progress at the time of the initial sale and at the time of each customer renewal. We have concluded that the appropriate accounting treatment of these revenues and related costs is to defer their recognition at the time of each transaction and to amortize these revenues and costs into the Statement of Operations ratably over the performance period, generally twelve months.

         For the last several fiscal years, our Progress Support Revenues have not increased or decreased by any significant amount on a year-to-year basis. For this reason, the impact of this restatement is not material to our financial results for our two most recent fiscal years ended June 30, 2001 and 2002.

         For our most recent fiscal year ended June 30, 2002, this restatement will increase revenue by $80,000 or 0.1% of the previously reported revenue of $92,586,000. Cost of revenues will increase by $51,000 or 0.1% of the previously reported cost of revenues of $44,702,000. The net of these changes will result in a reduction in the net loss for the year by $29,000 or 0.8% of the previously reported net loss of $3,445,000. The balance sheet account entitled Deferred revenue will increase as of June 30, 2002 by $2,611,000 or 13.9% from the previously reported balance of $18,796,000. The cumulative effect of the adjustments for this and all prior periods will decrease Shareholders' Equity at that date by $864,000 or 4.4% of the previously reported balance of $19,618,000.

         For the fiscal year ended June 30, 2001, this restatement will reduce revenue by $49,000 or 0.0% of the previously reported revenue of $117,076,000. Cost of revenues will decrease by $81,000 or 0.1% of the previously reported cost of revenues of $58,826,000. The net of these changes will result in a decrease in the net loss for the year by $32,000 or 0.1% of the previously reported net loss of $26,064,000. The balance sheet account entitled Deferred revenue will increase as of June 30, 2001 by $2,691,000 or 13.3% from the previously reported balance of $20,278,000. The cumulative effect of the adjustments for this and all prior periods through June 30, 2001 will decrease Shareholders' Equity at that date by $893,000 or 4.3% of the previously reported balance of $21,004,000.


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         As part of this Current Report on Form 8-K, we have provided certain schedules as exhibits showing the previously reported and adjusted Balance Sheets as of June 30, 2001 and 2002 and the previously reported and adjusted Statements of Operations for each of the quarters included in the years ended June 30, 2001 and 2002.

         The Company expects to file an amended Form 10-K with the Securities and Exchange Commission prior to November 15, 2002 for the year ended June 30, 2002 to fully restate the financial statements presented therein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits.

         The following exhibits are filed with this Form 8-K:

         99(a) Balance Sheets as of June 30, 2002 and 2001, as reported and as adjusted.



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         99(b)    Statements of Operations for the quarters included in and for the year ended June 30, 2001, as reported.

         99(c) Statements of Operations for the quarters included in and for the year ended June 30, 2001, as adjusted.

         99(d) Statements of Operations for the quarters included in and for the year ended June 30, 2002, as reported.

         99(e) Statements of Operations for the quarters included in and for the year ended June 30, 2002, as adjusted.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FRONTSTEP, INC.


Dated:   November 5, 2002           By: /s/ Daniel P. Buettin
         ----------------               -------------------------------------
                                        Daniel P. Buettin
                                        Vice President and Chief
                                        Financial Officer
                                        (on behalf of the Registrant and as
                                        Principal Financial Officer)



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                                INDEX TO EXHIBITS


         99(a) Balance Sheets as of June 30, 2002 and 2001, as reported and as adjusted.

         99(b) Statements of Operations for the quarters included in and for the year ended June 30, 2001, as reported.

         99(c) Statements of Operations for the quarters included in and for the year ended June 30, 2001, as adjusted.

         99(d) Statements of Operations for the quarters included in and for the year ended June 30, 2002, as reported.

         99(e) Statements of Operations for the quarters included in and for the year ended June 30, 2002, as adjusted.


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